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                                                                   Exhibit 10.22


                        STOCK PURCHASE AND SALE AGREEMENT
                        ---------------------------------

         This Stock Purchase and Sale Agreement (the "Agreement"), is made and entered into September 29, 1999, by and between Nationwide Financial Services, Inc. a corporation organized under the laws of the State of Delaware ("Purchaser"), and Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Seller").

                                   WITNESSETH:
                                   ----------

         WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Pension Associates, Inc., a corporation organized under the laws of the State of Wisconsin ("Associates"); and

         WHEREAS, on the terms and subject to the conditions contained in this Agreement, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser all of the issued and outstanding shares of capital stock of Associates.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby represent, warrant, covenant and agree as follows:

         SECTION 1. PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as such term is defined below), Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from Seller, One Thousand (1,000) shares of common stock, no par value, of Associates (the "Shares"), which Shares shall constitute all of the issued and outstanding capital stock of Associates.

         SECTION 2. THE CLOSING. Subject to the following, the closing of the sale and purchase of the Shares (the "Closing") shall take place at a time mutually agreeable to the Purchaser and Seller, at the offices of Nationwide Mutual Insurance Company, Columbus, Ohio, or at such other date, time or place as the parties may mutually agree (the "Closing Date"). The Closing Date shall be effective as of 11:59 p.m. EST on the Closing Date.



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         SECTION 3. PURCHASE PRICE. The purchase price for the Shares shall be calculated prior to Closing, but in no event shall such amount exceed Five Million Dollars ($5,000,000) (the "Purchase Price").

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller hereby represents, warrants and agrees as follows:

                  (a) CAPITAL STRUCTURE OF ASSOCIATES; TITLE TO SHARES. The authorized capital stock of Associates consists of the Shares. The Shares are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. As of the date hereof, the Shares are outstanding and issued to Seller, and are free and clear of any lien, charge, proxy or encumbrance. Seller has good and valid title to the Shares.

                  (b) AUTHORITY OF SELLER; NO CONFLICT. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and this Agreement has been duly executed and delivered by Seller, acting through its authorized officers, and constitutes the valid and legally binding obligation of Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws affecting the enforcement of creditors' rights generally or by insurance regulatory authorities.

                  (c) NON-CONTRAVENTION. The execution, delivery and performance by Seller of this Agreement does not and will not (i) violate the charter or bylaws of Seller or Associates, (ii) give rise to any right of termination under any material agreement to which Seller or Associates is a party, or (iii) result in the creation of any lien on the Shares or any material lien on any material asset of Associates.

                  (d) OPTIONS OR OTHER RIGHTS. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Associates any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Associates and there is no outstanding security of any kind convertible for or exchangeable into any such capital stock.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents, warrants, and agrees as follows:



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                  (a) AUTHORITY; NO CONFLICT. Purchaser has all requisite
corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser and this Agreement has been duly executed and delivered by Purchaser, acting through its authorized officers, and constitutes the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws affecting the enforcement of creditors' rights generally or by insurance regulatory authorities.

         SECTION 6.  EVENTS OF TERMINATION.

                  (a) If the Closing has not taken place prior to December 31, 1999, this Agreement shall terminate, unless it is extended by agreement between Seller and Purchaser, which shall not be unreasonably withheld provided such delay is due solely to regulatory delay which is not the result of action or inaction of either Seller or Purchaser.

                  (b) This Agreement may be terminated at any time by mutual agreement of Seller and Purchaser in writing.

         SECTION 7. ASSIGNMENT AND AMENDMENT. None of the rights or obligations of any party hereto may be assigned or delegated in whole or in part without the consent in writing of the other party hereto. This Agreement may be amended only by a writing signed by all parties hereto.

         SECTION 8. SURVIVAL. The respective representations, warranties, obligations, covenants, and agreements of Seller and Purchaser contained herein shall not survive this Agreement, except with respect to Sections 4(a) and (d) which shall survive.

         SECTION 9. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between Seller and Purchaser with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.



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         SECTION 10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly entered into as of the date first above written.

                                        PURCHASER:
                                        NATIONWIDE FINANCIAL SERVICES, INC.

                                        By: ___________________________________
                                            Mark R. Thresher
                                            Senior Vice President-Finance and
                                            Treasurer

                                        SELLER:
                                        NATIONWIDE MUTUAL INSURANCE COMPANY

                                        By:  ___________________________________
                                             Douglas C. Robinette
                                             Senior Vice President-Claims and
                                             Financial Services



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